UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 25, 2011, Nara Bancorp, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Keefe, Bruyette & Woods, Inc. and D.A. Davidson & Co. (the “Underwriters”), pursuant to which the Company will issue and sell to the Underwriters 7,586,500 shares of the Company’s common stock, par value $0.001 per share, at $6.8875 per share. The public offering price of the shares is $7.25 per share. The Company has also granted the Underwriters an option to purchase up to 1,137,975 additional shares at the public offering price less the underwriting discount to cover over-allotments, if any. The option will expire 30 days from October 25, 2011.

The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $51.9 million. In the event that the Underwriters elect to purchase the full amount of shares subject to their over-allotment option, the net proceeds to the Company would be expected to be approximately $59.7 million after deducting underwriting discounts and commissions and estimated offering expenses.

The Company intends to use the net proceeds of the offering for general corporate purposes. These purposes include enhancement of Nara’s capital position to support Nara’s pending merger of equals with Center Financial Corporation, supporting internal growth in its banking business, funding working capital requirements and possible retirement of debt, preferred stock or other securities.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3 (No. 333-172521) that has become effective.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The closing is expected to occur and delivery of the shares is expected to be made on or about October 31, 2011.

Item 8.01. Other Events.

On October 25, 2011, the Company issued a press release announcing the pricing of the common stock offering referenced in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 25, 2011, between Nara Bancorp, Inc.,and Keefe, Bruyette & Woods, Inc. and D.A.Davidson & Co.

5.1	Opinion of Juliet Stone, Deputy General Counsel for Company

99.1	Press Release dated October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: October 27, 2011	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer